Exhibit 99.1

Alarm.com Reports Second Quarter 2016 Results

-- SaaS and license revenue of $42.0 million for the second quarter, a 23% increase year-over-year --
-- Total revenue of $64.4 million for the second quarter, a 24% increase year-over-year --
-- Net income of $1.9 million and adjusted net income1 of $7.0 million for the second quarter--
-- Adjusted EBITDA1 of $11.9 million for the second quarter, a 50% increase year-over-year --

TYSONS, Va., August 15, 2016 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform solution for the connected home and business, today reported financial results for its second quarter ended June 30, 2016. The company also provided its financial outlook for 2016 third quarter SaaS and license revenue and increased its guidance for the full year 2016.

“Our service providers continued to perform and see solid demand in the second quarter and that drove business momentum for Alarm.com,” said Steve Trundle, President and CEO of Alarm.com. “The market for IoT-enabled solutions continues to grow as homeowners and businesses realize the benefits of interactive security and home automation. We remain focused on delivering a superior experience to both subscribers and service providers through market-leading technology.”

Second Quarter 2016 Results

•	SaaS and license revenue increased 23% to $42.0 million for the second quarter of 2016 compared to $34.1 million for the second quarter of 2015.

•	Total revenue increased 24% to $64.4 million for the second quarter of 2016 compared to $51.9 million for the second quarter of 2015.

•	Net income was $1.9 million for the second quarter of 2016 compared to $2.5 million for the second quarter of 2015.

•	Adjusted EBITDA[1] increased 50% to $11.9 million for the second quarter of 2016 compared to $7.9 million for the second quarter of 2015.

•
Net income attributable to common stockholders increased to $1.9 million for the second quarter of 2016, or $0.04 per diluted share, compared to net loss attributable to common stockholders of $(16.5) million, or $(6.09) per diluted share, for the second quarter of 2015.

•	Non-GAAP adjusted net income[1] increased to $7.0 million for the second quarter of 2016 compared to $4.2 million for the second quarter of 2015.

•
Non-GAAP adjusted net income attributable to common stockholders[1] increased to $7.0 million for the second quarter of 2016, or $0.15 per diluted share, compared to $0.2 million, or $0.04 per diluted share, for the second quarter of 2015.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents were $134.2 million as of June 30, 2016 compared to $128.4 million as of December 31, 2015.

•	For the six months ended June 30, 2016, cash flows from operations was $7.5 million compared to $7.7 million for the six months ended June 30, 2015.

Recent Business Highlights

•
Acquisition of Two Icontrol Business Units: Alarm.com announced a definitive agreement to acquire two business units, Connect and Piper, from Icontrol Networks, Inc. for a purchase price of approximately $140 million. Upon completion, the acquisition will provide technology infrastructure, key customer relationships and new hardware devices that are expected to complement the Alarm.com platform and help accelerate innovation. The transaction is subject to customary closing conditions, as well as certain events that Alarm.com cannot control, including regulatory approvals and the closing of the acquisition of Icontrol's Converge business unit by Comcast Cable Communications, LLC, a subsidiary of Comcast Corporation.

•
New Integrations Enhance SecurityTrax CRM Solution: SecurityTrax, a cloud-based customer relationship management and enterprise resource planning solution connects service providers to more than 30 industry partners with the addition of new dealer programs, central stations and equipment distributors. SecurityTrax extends Alarm.com's Partner Services platform to support critical back office processes while driving deeper standardization on the Alarm.com platform.

•
Introduced "Scenes" Home Automation Feature: Scenes offers customized triggers to adjust multiple devices in home with a single tap to the Alarm.com mobile app. By making it easier to control Alarm.com’s growing ecosystem of connected devices, Scenes enhances the unified end-customer experience offered by Alarm.com’s solutions. In addition to four pre-configured Scenes for Home, Away, Sleep and Wake, the end-user customer can create personalized Scenes that best fit their system and needs.

•
Top Workplace Recognition in 2016: Alarm.com was named a Top Workplace by the Washington Post in Washington, D.C. and the Minneapolis Star-Tribune in Minneapolis, Minnesota. This award is based entirely on employee surveys, and recognizes companies for employee engagement, quality of leadership, work-life balance, pay, benefits and corporate culture.

Alarm.com also announced that Ralph Terkowitz of ABS Capital has resigned as a member of the company’s Board of Directors effective as of August 15, 2016. “Ralph joined our Board in 2009 when we were a small company and he was very helpful as we matured through our formative years as a private company and through our IPO,” Trundle said. “We are very thankful for his seven years of service and wish him the best in his future endeavors.”

Financial Outlook

Alarm.com is providing its outlook for 2016 third quarter SaaS and license revenue and increasing its guidance for the full year.

For the third quarter of 2016:

•	SaaS and license revenue is expected to be in the range of $43.8 million to $44.0 million.

For the full year 2016:

•	SaaS and license revenue is expected to be in the range of $171.3 million to $171.8 million.

•	Total revenue is expected to be in the range of $242.3 million to $245.8 million, which includes anticipated hardware and other revenue for the year in the range of $71.0 million to $74.0 million.

•	Adjusted EBITDA[1] is expected to be in the range of $42.2 million to $43.7 million.

•	Non-GAAP adjusted net income[1] is expected to be in the range of $23.5 million to $24.5 million.

•	Based on an expected 48.3 million weighted average shares outstanding (diluted), non-GAAP adjusted net income[1] is expected to be in the range of $0.49 to $0.51 per diluted share.

Conference Call and Webcast Information

Alarm.com’s second quarter results conference call and webcast is scheduled to begin at 5:00 p.m. ET on August 15, 2016. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or

267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through August 22, 2016 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 50535738. Alarm.com will also offer a live and archived webcast of the conference call accessible via the company’s Investor Relations website at http://investors.alarm.com/.

About Alarm.com Holdings, Inc.
Alarm.com is the leading platform solution for the connected home and business. Millions of people depend on Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

1Non-GAAP Financial Measures

To supplement our unaudited consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA; non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share. We have included non-GAAP measures in this press release because they are key measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We also use certain non-GAAP financial measures, including Adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating Alarm.com’s results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of Adjusted EBITDA  and Adjusted Net Income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense and acquisition-related expense can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results. The litigation expense we exclude from this calculation relates to non-ordinary course litigation expenses, including ongoing intellectual property litigation. Notably, we do not adjust for ordinary course legal expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Alarm.com excludes one or more of the following items from non-GAAP financial measures:

Stock-based compensation: We exclude stock-based compensation expense, which relates to equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Included in stock-based compensation expense for the three and six months ended June 30, 2015 is $0.8 million related to the purchase of an employee's stock awards. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs incurred in litigation and litigation-related matters of non-ordinary course lawsuits, particularly costs involved in ongoing intellectual property litigation to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expense are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper businesses units from Icontrol Networks, Inc. Included in the acquisition-related expense for the six months ended June 30, 2016 is $0.6 million of expense we incurred in the first quarter of 2016 prior to the announcement of the proposed acquisition in June 2016. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of these transaction and integration costs on our total operating expenses.

Amortization: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization when we evaluate our on-going business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of Alarm.com’s performance to other companies in our industry as other companies may be more or less acquisitive than Alarm.com and therefore amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share - basic and diluted, we do not exclude interest expense. We made this retrospective change in the second quarter of 2016. For 2015 and the first quarter of 2016, we excluded interest expense from all of our non-GAAP measures. During these periods, the amount of interest expense ranged from $41,000 to $50,000 per quarter and was primarily related to our debt facility.

Other income / (expense), net: We exclude other income / (expense), net because we do not consider it part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the company’s future financial performance for the third quarter and full-year 2016, the company’s ability to continue to expand its platform to benefit its service providers and to deliver enhanced customer experiences, the company’s expected timing and anticipated completion of its acquisition of two business units from Icontrol Networks, Inc. and the anticipated growth of the market for IoT-enabled solutions. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the closing conditions that may or may not occur related to the acquisition of two business units from Icontrol Networks, Inc., our ability to maintain a relationship with Connect’s key customer and otherwise realize the anticipated benefits of the acquisition, the substantial additional debt and significant liabilities we will assume upon closing of the proposed acquisition, our ability to retain service providers and subscribers and grow sales, our ability to manage our growth and execute on our business strategies, the effects of increased competition and evolving technologies, our ability to integrate acquired assets and businesses and to manage service providers, customers and employees during the pendency of the proposed acquisition, consumer demand for interactive security and home automation services, the reliability of our network operations centers, our reliance on our service provider network to attract new customers and retain existing customers, the reliability of our hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016, the “Risk Factors” section of the company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed with the Securities and Exchange Commission on May 10, 2016 and other subsequent filings the company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the company’s views and expectations as of the date hereof and are based on information currently available to the company. The company anticipates that subsequent events and developments may cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Investor Relations:
Jonathan Schaffer
The Blueshirt Group
ir@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$134,164	$128,358
Accounts receivable, net	27,502	21,348
Inventory	9,453	6,474
Other current assets	6,481	4,870
Total current assets	177,600	161,050
Property and equipment, net	17,361	15,446
Intangible assets, net	5,385	6,318
Goodwill	24,723	24,723
Deferred tax assets	12,913	11,915
Other assets	3,948	6,643
Total Assets	$241,930	$226,095
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$27,330	$19,276
Accrued compensation	6,065	7,514
Deferred revenue	2,418	2,289
Total current liabilities	35,813	29,079
Deferred revenue	9,964	9,701
Long-term debt	6,700	6,700
Other liabilities	11,871	10,484
Total Liabilities	64,348	55,964
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2016 and December 31, 2015.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 45,678,564 and 45,581,662 shares issued; and 45,624,695 and 45,485,294 shares outstanding as of June 30, 2016 and December 31, 2015.	456	455
Additional paid-in capital	300,578	297,781
Treasury stock, 0 shares as of June 30, 2016 and 35,523 shares at a cost of $1.20 per share as of December 31, 2015.	—	(42)
Accumulated other comprehensive income	—	—
Accumulated deficit	(123,452)	(128,063)
Total Stockholders’ Equity	177,582	170,131
Total Liabilities and Stockholders’ Equity	$241,930	$226,095

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
SaaS and license revenue	$42,010	$34,134	$82,022	$66,089
Hardware and other revenue	22,413	17,815	41,444	31,871
Total revenue	64,423	51,949	123,466	97,960
Cost of revenue:
Cost of SaaS and license revenue	7,211	6,297	13,992	12,330
Cost of hardware and other revenue	17,972	14,190	32,307	24,966
Total cost of revenue	25,183	20,487	46,299	37,296
Operating expenses:
Sales and marketing	9,851	8,064	18,827	15,980
General and administrative	14,191	8,514	27,320	15,584
Research and development	10,777	9,079	20,747	16,831
Amortization and depreciation	1,613	1,528	3,204	2,866
Total operating expenses	36,432	27,185	70,098	51,261
Operating income	2,808	4,277	7,069	9,403
Interest expense	(47)	(42)	(88)	(84)
Other income / (expense), net	88	(62)	199	(55)
Income before income taxes	2,849	4,173	7,180	9,264
Provision for income taxes	976	1,664	2,569	3,714
Net income	1,873	2,509	4,611	5,550
Dividends paid to participating securities	—	(18,987)	—	(18,987)
Net income / (loss) attributable to common stockholders	$1,873	$(16,478)	$4,611	$(13,437)

Per share information attributable to common stockholders:
Net income / (loss) per share:
Basic	$0.04	$(6.09)	$0.10	$(5.03)
Diluted	$0.04	$(6.09)	$0.10	$(5.03)
Weighted average common shares outstanding:
Basic	45,602,061	2,706,369	45,564,059	2,671,783
Diluted	47,523,187	2,706,369	47,405,511	2,671,783
Cash dividends declared per share	$—	$0.36	$—	$0.36

Stock-based compensation expense included in operating expenses:
Sales and marketing	$151	$86	$292	$146
General and administrative	236	1,226	463	1,520
Research and development	555	293	1,039	500
Total stock-based compensation expense	$942	$1,605	$1,794	$2,166

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$4,611	$5,550
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	261	389
Reserve for product returns	1,008	763
Amortization for patents and tooling	364	124
Amortization and depreciation	3,204	2,866
Amortization of debt issuance costs	54	54
Deferred income taxes	(998)	(2,125)
Change in fair value of contingent liability	(190)	70
Undistributed losses from equity investees	45	188
Stock-based compensation	1,794	1,389
Other, net	—	(76)
Changes in operating assets and liabilities (net of business acquisition):
Accounts receivable	(7,422)	(7,447)
Inventory	(2,978)	(1,416)
Other assets	(1,510)	(1,171)
Accounts payable, accrued expenses and other current liabilities	7,268	7,367
Deferred revenue	393	351
Other liabilities	1,577	840
Cash flows from operating activities	7,481	7,716
Cash flows used in investing activities:
Business acquisition, net of cash acquired	—	(5,632)
Additions to property and equipment	(4,564)	(2,012)
Investment in cost method investee	(139)	(54)
Issuances of notes receivable	(73)	(219)
Repayments of notes receivable	2,441	—
Purchases of licenses to patents	—	(1,000)
Cash flows used in investing activities	(2,335)	(8,917)
Cash flows from / (used in) financing activities:
Payments of long-term consideration for business acquisitions	(217)	—
Dividends paid to common stockholders	—	(1,013)
Dividends paid to employees for unvested shares	—	(57)
Dividends paid to redeemable convertible preferred stockholders	—	(18,930)
Payments of offering costs	—	(1,205)
Repurchases of common stock	(9)	(1)
Proceeds from early exercise of stock options	—	124
Issuances of common stock from equity-based plans	427	184
Tax windfall benefit from stock options	459	410
Cash flows from / (used in) financing activities	660	(20,488)
Net increase / (decrease) in cash and cash equivalents	5,806	(21,689)
Cash and cash equivalents at beginning of the period	128,358	42,572
Cash and cash equivalents at end of the period	$134,164	$20,883

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Adjusted EBITDA
Net income	$1,873	$2,509	$4,611	$5,550
Adjustments:
Interest expense and other income / (expense), net	(41)	104	(111)	139
Provision for income tax	976	1,664	2,569	3,714
Amortization and depreciation	1,613	1,528	3,204	2,866
Stock-based compensation expense	942	1,605	1,794	2,166
Acquisition-related expense	2,040	—	2,610	—
Litigation expense	4,461	513	7,939	513
Total adjustments	9,991	5,414	18,005	9,398
Adjusted EBITDA	$11,864	$7,923	$22,616	$14,948

Adjusted net income:
Net income, as reported	$1,873	$2,509	$4,611	$5,550
Adjustments:
Other income / (expense), net	(88)	62	(199)	55
Amortization expense	435	565	933	1,028
Stock-based compensation expense	942	1,605	1,794	2,166
Acquisition-related expense	2,040	—	2,610	—
Litigation expense	4,461	513	7,939	513
Income tax [2]	(2,672)	(1,095)	(4,682)	(1,509)
Non-GAAP adjusted net income	$6,991	$4,159	$13,006	$7,803

2 Income tax for the adjustments for other income / (expense), net, amortization expense, stock-based compensation expense, acquisition-related expense and litigation expense are calculated at the effective tax rate, 34.3% and 39.9% for the three months ended June 30, 2016 and 2015 and 35.8% and 40.1% for the six months ended June 30, 2016 and 2015.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Adjusted net income attributable to common stockholders:
Net income (loss) attributable to common stockholders, as reported	$1,873	$(16,478)	$4,611	$(13,437)
Adjustments:
Dividends paid to participating securities	—	18,987	—	18,987
Other income / (expense), net	(88)	62	(199)	55
Amortization expense	435	565	933	1,028
Stock-based compensation expense	942	1,605	1,794	2,166
Acquisition-related expense	2,040	—	2,610	—
Litigation expense	4,461	513	7,939	513
Income tax [2]	(2,672)	(1,095)	(4,682)	(1,509)
Less: income allocated to participating securities	—	(3,979)	—	(7,472)
Non-GAAP adjusted net income attributable to common stockholders	$6,991	$180	$13,006	$331

Adjusted net income per share:
Net income (loss) per share - basic, as reported	$0.04	$(6.09)	$0.10	$(5.03)
Adjustments:
Dividends paid to participating securities	—	7.02	—	7.11
Other income / (expense), net	—	0.02	—	0.02
Amortization expense	0.01	0.21	0.02	0.38
Stock-based compensation expense	0.02	0.59	0.04	0.81
Acquisition-related expense	0.04	—	0.06	—
Litigation expense	0.10	0.19	0.17	0.19
Income tax [2]	(0.06)	(0.40)	(0.10)	(0.56)
Less: income allocated to participating securities	—	(1.47)	—	(2.80)
Non-GAAP adjusted net income per share - basic	$0.15	$0.07	$0.29	$0.12

Non-GAAP adjusted net income per share - diluted	$0.15	$0.04	$0.27	$0.08

Weighted average common shares outstanding:
Basic, as reported	45,602,061	2,706,369	45,564,059	2,671,783

Diluted, as reported	47,523,187	2,706,369	47,405,511	2,671,783
Dilutive shares	—	1,577,046	—	1,596,491
Non-GAAP weighted average common shares outstanding - diluted	47,523,187	4,283,415	47,405,511	4,268,274

2 Income tax for the adjustments for other income / (expense), net, amortization expense, stock-based compensation expense, acquisition-related expense and litigation expense are calculated at the effective tax rate, 34.3% and 39.9% for the three months ended June 30, 2016 and 2015 and 35.8% and 40.1% for the six months ended June 30, 2016 and 2015.